EXHIBIT 99.2

1111 South Arroyo Parkway 7084 P.O. Box 7084 Pasadena, California 91105-7084 U.S.A. 1.626.578.3500 Fax 1.626.578.6916	Press Release

FOR IMMEDIATE RELEASE	October 30, 2003

        For additional information contact:

    John W. Prosser, Jr.

    Senior Vice President, Finance and Administration

    626.578.6803

Jacobs Engineering Group Inc. Provides FY 2004 Earnings Guidance

PASADENA, CALIF.—Jacobs Engineering Group Inc. (NYSE: JEC) reported that during a conference call and webcast held earlier today announcing the Company’s results of operations for its fiscal year and fourth fiscal quarter ended September 30, 2003, the Company provided the following fiscal 2004 earnings guidance:

•	The Company expects diluted earnings per share for the fiscal year ending September 30, 2004 to grow by 10% to 15% from fiscal 2003; and

•	The Company expects diluted earnings per share for the first quarter of fiscal 2004 ending December 31, 2003 to be between $0.57 and $0.60 per share.

The taped teleconference of this morning’s webcast will be available 24 hours a day through November 6, 2003 and is accessible at www.jacobs.com. The audio portion of the webcast may also be accessed from any touch-tone phone. The dial-in number for the audio replay is 719.457.0820 (reference code 223521).

Jacobs, with over 35,000 employees and revenues approaching $5.0 billion, provides technical, professional, and construction services globally.

Any statements made in this release that are not based on historical fact are forward-looking statements. Any forward-looking statements made in this release represent management’s best judgment as to what may occur in the future. However, Jacobs’ actual outcome and results are not guaranteed and are subject to certain risks, uncertainties and assumptions (“Future Factors”), and may differ materially from what is expressed. For a description of Future Factors that could cause actual results to differ materially from such forward-looking statements, see the discussion under the section “Forward-Looking Statements” included in Management’s Discussion and Analysis filed as part of Exhibit 13 to the Company’s 2002 Annual Report on Form 10-K.

Jacobs Engineering Group Inc.